                                                                       W&S DRAFT
                                                                         8/18/97

                                   3,000,000

                              INTERMET CORPORATION

                             UNDERWRITING AGREEMENT


                                                                August ___, 1997




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
PRUDENTIAL SECURITIES INCORPORATED
INTERSTATE/JOHNSON LANE CORPORATION
As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
            Securities Corporation
          277 Park Avenue
          New York, New York  10172

Dear Sirs:

          The stockholders of Intermet Corporation, a Georgia corporation (the "Company") named in Schedule II hereto, (collectively, the "Selling Stockholders") propose to sell an aggregate of 3,000,000 shares of Common Stock, $0.10 par value per share, of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). Certain of the Selling Stockholders also propose to sell to the several Underwriters not more than 450,000 additional shares of Common Stock, $0.10 par value per share, of the Company (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares. The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

          1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (File No. 333-32707) including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including (i) a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, and (ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time when it becomes effective, is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred as the Prospectus. Any referen ce herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act (the "Incorporated Documents"), as of the date of such preliminary prospectus or Prospectus, as the case may be.

          2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Stockholder agrees, severally and not

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jointly, to sell the number of Firm Shares set forth opposite such Selling
Stockholder's named in Schedule II hereto and (ii) each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder at a price per share of $___ (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) certain of the Selling Stockholders agree, severally and not jointly, to sell up to the number of Additional Shares set forth opposite such Selling Stockholder's name in
Schedule II hereto and (ii) the Underwriters shall have the right to purchase from time to time, severally and not jointly, up to an aggregate 450,000 Additional Shares from those Selling Stockholders who have agreed to sell Additional Shares at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and the Selling Stockholders within 30 days after the date of this Agreement. You shall give such notice on behalf of the Underwriters and the notice shall specify the aggregate number of Additional Shares to be purchased and the date for payment and delivery thereof. The date specified in the notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. The maximum number of Additional Shares to be purchased from each such Selling Stockholder is set forth on Schedule II hereto. If less than the maximum number of Additional Shares are to be purchased hereunder, such Selling Stockholders, severally and not jointly, agrees to sell to the Underwriters the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the maximum number of Additional Shares to be sold by such Selling Stockholders bears to the total number of Additional Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from such Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from such Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

        The Company and the Selling Stockholders hereby agree, severally and notor otherwise dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and executive officers of the Company, pursuant to which each such person agrees to the aforesaid restrictions. Notwithstanding the foregoing, during such period (i) the Company may issue shares, options or any securities convertible into, exercisable or exchangeable for Common Stock pursuant to the terms of its employee benefit plans existing as of the date of the Prospectus and (ii) the Selling Stockholders and the directors and executive officers subject to such agreements may transfer or otherwise dispose of shares of Common Stock pursuant to bona fide gifts to donees that agree in writing to be bound by such restrictions.





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          3.       Terms of Public Offering.  The Company and the Selling
Stockholders are advised by you that the Underwriters propose (i) to make a public offering of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4. Delivery and Payment. Delivery by the Selling Stockholders to the Underwriters of the Firm Shares and payment by the Underwriters to the Selling Stockholders for the Firm Shares shall be made at 10:00 A.M., New
York City time, on the third or fourth business day following the date this Agreement becomes effective unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Closing Date"), at such place outside the State of New York as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company and the Selling Stockholders.

          Delivery by certain Selling Stockholders to the Underwriters of any Additional Shares and payment by the Underwriters to certain Selling Stockholders for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the exercise notice given by you pursuant to
Section 2 (the "Option Closing Date"). The Option Closing Date and the location of delivery of and the form of payment for the Additional Shares may be varied by agreement between you and the Company and the Selling Stockholders.

          Certificates for the Shares shall be registered in such names and issued in such denominations by the Selling Stockholders as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to you by the Selling Stockholders for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you by the Selling Stockholders on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Selling Stockholders, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of same day funds to the order of the applicable Selling Stockholders.

          5.       Agreements of the Company.  The Company agrees with you:

          (a) To use its best efforts to maintain the effectiveness of the Registration Statement.

          (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective,
     (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and
     (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the





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     earliest possible time.

          (c) To furnish to you, without charge, three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and three copies of all documents incorporated by reference therein, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

          (h) To make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (i) During the period of five years after the date of this Agreement, to comply with all reporting and shareholder communications obligations imposed upon the Company under the Exchange Act.





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          (j)     During the period referred to in paragraph (i), to furnish to you, as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including all Incorporated Documents, financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph
     (e), (iii) the photocopying and delivery of this Agreement, the Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such photocopying and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. incident to securing any required review of the terms of the sale of the Shares in connection with the offering (including the reasonable fees and disbursements of your counsel relating to such clearance), (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold during the period specified in paragraph 5(e) and (vii) the performance by the Company and the Selling Stockholders (excluding the fees and disbursements of counsel to the Selling Stockholders, which shall be borne exclusively by the Selling Stockholders) of their other obligations under this Agreement.

          (l) To use its best efforts to maintain the inclusion of its Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement provided, that such covenant shall not prohibit the Company from engaging in or facilitating any transaction or transactions that could result in the failure to maintain such inclusion if such transaction or transactions (i) are approved by the stockholders of the Company, (ii) include as an integral part an offer made directly to the stockholders of the Company or (iii) are subject to Rule 13e-3 promulgated by the Commission pursuant to Exchange Act.

          (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

          (b)(i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or




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     supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus and any supplements thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

          (g) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

          (h) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.





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          (i)     The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the federal securities laws and the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

          (j) Except as otherwise set forth in this Prospectus, the Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

          (k) The Company has all material permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and to conduct its business; the Company has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company.

          (l) Except as otherwise set forth in the Prospectus, or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

          (m) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Act.





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          (n)     The financial statements, together with the related schedules and notes thereto, included or incorporated in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and the schedules and related notes thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial statements and data included or incorporated by reference in the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

          (o) The Company is not involved in any labor dispute which, either any material adverse change in the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, nor, to the knowledge of the Company, is any such dispute threatened.

          (p) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (q) Except for the Selling Stockholders and the Chairman of the Company with respect to 100,000 shares of Common Stock, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

          (r) The Common Stock of the Company has been authorized for trading over-the-counter on the NASDAQ National Market.

          (s) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company.

          7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter and the Company that:

          (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date (and the Option Closing Date, if applicable) will have, valid and marketable title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

          (b) Upon delivery of and payment for such Shares pursuant to this Agreement, valid and marketable title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.





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



          (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement between the Selling Stockholders and George W. Mathews, Jr. ("Mathews"), as Custodian (the "Custody Agreement"), and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

          (d) The power of attorney signed by such Selling Stockholder appointing Mathews, as his or her attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and, pursuant to such power of attorney, such Selling Stockholder has authorized Mathews to execute and deliver on his or her behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

          (e) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares in the manner provided herein, and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder and this Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

          (f) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company, or facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

          (g) The execution, delivery and performance of this Agreement by each Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of such Selling Stockholder, or any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

          (h) Such parts of the Registration Statement under the caption "Selling Shareholders" which specifically relate to such Selling Stockholder do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

          (i) To the knowledge of Mathews, without any independent investigation, the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and each of the preliminary prospectus and the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j) At any time during the period described in paragraph 5(e) hereof, if there is any change in the information referred to in paragraphs 7(h) or 7(i) above, the Selling Stockholders or Mathews, as appropriate, will immediately notify you of such change.

          8.      Indemnification.  (a)      The Company and Mathews, jointly
and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (collectively, a "Loss") caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Loss is caused by any such untrue statement or omission or alleged untrue statement or omission (i) based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein or (ii) made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall furnish any amendments or supplements thereto) was not sent or given by or on behalf of any Underwriter to the person asserting any such Loss, at or prior to the written confirmation of the sale of the Shares and such untrue statement or omission had been corrected in the Prospectus (as so amended or supplemented).

          Notwithstanding the foregoing, and without limiting in any way the ability of the Underwriters to commence an action or proceeding against Mathews, Mathews shall not be required to make payment of any amount pursuant to this Section 8(a) to any Underwriter with respect to any Loss which falls within the scope of this Section 8 unless and until (i) the Underwriters make a written demand for indemnification from the Company and (ii) the Company or any subsidiary has failed to pay any amount owed to any Underwriter pursuant to this Section 8(a) with respect to any Loss within twenty business days. In the event that Mathews fails to comply with his obligations with respect to any Loss, the Underwriters further agree that (x) they will not commence any legal proceeding against Mathews to recover such Loss unless, prior to or concurrently therewith, they shall have commenced a legal proceeding against the Company or any of its subsidiaries to recover the same, (y) the Underwriters will diligently and in good faith prosecute any such legal proceeding against the Company or any of its subsidiaries for as long as Mathews is a party thereto, and (z) in the event that judgments are entered in favor of the Underwriters against both the Company or any of its subsidiaries and Mathews in any such legal proceeding (1) during the 45 days following the date on which the judgment against the Company or any of its subsidiaries becomes final and is not subject to appeal, the Underwriters will take commercially reasonable steps to enforce the judgment entered against the Company or its subsidiaries and will not seek to enforce the judgement entered against Mathews and (2) after the expiration of such period, the Underwriters may seek to enforce the judgment entered against Mathews, but will continue to take commercially reasonable steps to enforce the judgment entered against the Company for so long as they are seeking to enforce the judgment entered against Mathews. Notwithstanding the foregoing, Mathews shall be liable in accordance with this Section 8(a) without regard to the provisions set forth in this paragraph immediately after any Insolvency Event (as hereinafter defined).

          For the purposes of the foregoing paragraph, an "Insolvency Event" shall have occurred when the Company or any of its subsidiaries has (i) commenced a voluntary proceeding under any Federal or state bankruptcy, insolvency, reorganization or similar law, or other proceeding to be adjudicated a bankrupt or insolvent, (ii) consented to the entry of a decree or order for relief in respect of the Company in any involuntary proceeding or to the commencement of any similar proceeding against it, (iii) had entered against it any decree or order for relief in any involuntary proceeding or adjudging the Company or any subsidiary of the Company a bankrupt or insolvent or appointing a custodian, receiver or similar official of the Company or any substantial part of its property, or had any such party appointed or take possession thereof, (iv) made any assignment for the benefit of creditors, or
(v) has taken any corporate action to authorize any of the foregoing actions. Notwithstanding the foregoing and without limiting the full extent of the Company's agreement to indemnify each Underwriter, the aggregate liability of Mathews pursuant to the provisions of this Section 8(a) shall be limited to an amount equal to the aggregate purchase price received by Mathews from the sale of Mathew's Shares pursuant to Section 2 hereunder.

          (b) Each of the Selling Stockholders, other than Mathews (the "Non-affiliated Selling Stockholders") severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in each case to the same extent as the indemnity from the Company to each Underwriter contained in paragraph
(a) of this Section, but only to the extent such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in, or omission or alleged omission from, information relating to such Selling Stockholder under the heading "Selling Shareholders" in the Registration Statement, the Prospectus (as amended or supplemented) or any preliminary prospectus. Notwithstanding the foregoing and without limiting the full extent of the Company's agreement to indemnify each Underwriter, the aggregate liability of each Non-affiliate Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by such Non-affiliate Selling Stockholder from the sale of such Non-affiliate Selling Stockholder's Shares pursuant to
Section 2 hereunder.

          (c) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and/or the Selling Stockholders, such Underwriter shall promptly notify the Company and the Selling Stockholders in writing, and the Company and/or the Selling Stockholders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the Company shall direct such defense and select counsel, which counsel shall be satisfactory to the Selling Stockholders if it is named as a party in such action. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company or the Selling Stockholders have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Selling Stockholders, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholders, as the case may be (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company and the Selling Stockholders shall not be liable for any settlement of any such action effected without the written consent of the Company or such Selling Stockholder, as appropriate, but if settled with the written consent of the Company or such Selling Stockholder, as appropriate, such party agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than twenty business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, any person controlling the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any officer or any person controlling the Company or any Selling Stockholder or any person controlling such Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and the Selling Stockholders in this Section 8 (except that if any of the Selling Stockholders or the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any officers and any person controlling the Company and the Selling Stockholders and any person controlling such Selling Stockholders shall have the rights and duties given to the Underwriter, by Section 8(c) hereof. The Company and each Selling Stockholder acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in the Registration Statement, Prospectus or any preliminary prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, Prospectus or any preliminary prospectus.

          (e) Without in any way limiting the full extent of the Company's agreement to indemnify each Underwriter under Section 8(a), the Company will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and in connection with defending any such action or claim, the Company shall assume the defense of such action or claim including the employment of counsel reasonably satisfactory to the Selling Stockholders and payment of all fees and expenses in connection therewith; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement contained in or omission or alleged omission from, information relating to any Selling Stockholder under the heading "Selling Shareholders" in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement. Nothing in this Section 8(e) shall limit or otherwise effect Mathews' responsibilities or liabilities as a member of the Board of Directors of the Company. This Section 8(e) shall only apply to Mathews in his capacity as a Selling Stockholder and not as a member of the Board of Directors of the Company.

          (f) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any Loss referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


          The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Loss referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) no Underwriter or person controlling such Underwriter, shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares underwritten by such Underwriter and distributed to the public exceeds the aggregate amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholders shall not be required to contribute any amount in excess of the aggregate purchase price received by the Selling Stockholders from the sale of the Selling Stockholders' shares pursuant to Section 2 hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(f) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

          9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 5:00 P.M., (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.) New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c)(i) Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus there shall not have been any material change, or any development involving a prospective material change, in the capital stock of the Company, or any increase in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company shall have no liability or obligation, direct or contingent, which is material to the Company, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by John Doddridge and Doretha Christoph, in their capacities as the Chairman of the Board of Directors, Chief Executive Officer and Vice President - Finance, Chief

     Financial Officer and Secretary of the Company, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 9.

          (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for the Company to the effect that:

               (i) The Company was incorporated as a corporation and is existing and in good standing under the laws of Georgia, and has the corporate power to own and use its assets and to conduct its business;

               (ii) the Company and each of its domestic subsidiaries that constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X is qualified to transact business as a foreign corporation in each jurisdiction that has been certified by an appropriate officer of the Company, which certificate is attached as an exhibit to such opinion, as the only states where the Company and its material subsidiaries own or lease property or conduct business, which opinion is based solely upon certificates provide by agencies of those states, copies of which the Company has delivered to the Underwriters prior to the Closing Date, and is limited to the meaning ascribed to such certificates by each applicable state agency except where the failure to be so qualified would not have a material adverse effect on the Company;

               (iii) all the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any statutory or, to such counsel's knowledge, contractual preemptive or similar rights;

               (iv) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable by the Underwriters against the Company in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by or unenforceable under applicable laws or public policy and except as the enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity, whether enforcement is considered in a proceeding at law or in equity);

               (v) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof included or incorporated by reference in the Registration Statement and the Prospectus;

               (vi) the Registration Statement has become effective under the Act, and to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

               (vii) the execution, delivery and performance of this Agreement by the Company and compliance by the Company with all the provisions hereof and the consummation by the Company of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other Michigan or United States federal governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and the execution and delivery by the Company of this Agreement do not, and if the Company were now to perform its obligations under this Agreement such performance would not, result in any (a) conflict with or violation of the Company's Articles of Incorporation or Bylaws, (b) conflict with, breach of or default under any material written agreements to which, to such counsel's knowledge, the Company or its domestic subsidiaries are a party or by which, to such counsel's knowledge, the Company or its domestic subsidiaries or any of their respective assets are bound, or (c) conflict with or violation of any law, judicial or administrative regulation, ruling, decree, writ, judgment or order to which, to such counsel's knowledge, the Company or its domestic subsidiaries or any of their respective assets are subject;

               (viii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (ix) to such counsel's knowledge, except for the Selling Stockholders and the Chairman of the Company with respect to 100,000 shares of Common Stock, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

               (x)     (1)      such counsel is of the opinion that the
          Registration Statement and the Prospectus (including any Registration Statement filed under 462(b) of the Act, if any) and any supplement or amendment thereto (except for financial statements, schedules and statistical information as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (2) such counsel has no reason to believe that (A) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective (except for financial statements, schedules and statistical information, as aforesaid) contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as amended or supplemented, if applicable, as of its date (except for financial statements, schedules and statistical information, as aforesaid) contained any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, (except for financial statements, schedules and statistical information, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In giving such opinion with respect to the matters covered by upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          To the extent that such opinion relates to the laws of states other than Michigan, such counsel may state that they have relied on the opinions of local counsel. Copies of such opinions must be delivered to the Underwriters on the Closing Date. Counsel may rely, as to matters of fact, upon certificates or statements of public officials, officers, or other agents of the Company. In rendering such opinion, counsel may assume that the law of Georgia and New York is the same of that of Michigan and Delaware or that this Agreement is governed by the internal laws of the State of Michigan.

          (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of King & Spalding, counsel to the Selling Stockholders, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by each Selling Stockholder and is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable laws and except as the enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity, whether enforcement is considered in a proceeding at law or in equity);

               (ii) to the knowledge of such counsel, without independent verification, the execution, delivery and performance of this Agreement by each Selling Stockholder, compliance by each Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the trust documents of such Selling Stockholder, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to any Selling Stockholder or its respective properties; and

               (iii) upon delivery of the certificate for the Shares to be sold by the Selling Stockholders pursuant to the Agreement and payment therefor, marketable title will pass to the Underwriters (assuming the Underwriters have purchased the Shares in good faith and with no knowledge of an adverse claim and that there are no events or circumstances peculiar to any individual Underwriter which might result in such a defect), severally, free and clear of any security interests, claims, liens or other encumbrances.

               (iv) the Custody Agreement has been duly executed and delivered by each Selling Stockholder and is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms;

               (v) the power of attorney signed by each Selling Stockholder appointing Mathews, as his or her attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and are valid and binding instruments of such Selling Stockholder enforceable in accordance with its terms, and pursuant to such power of attorney, each of the Selling Stockholders has authorized Mathews, to execute and deliver on their behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by them pursuant to this Agreement.


         In rendering this opinion, counsel (i) may state that he expresses no opinion as to the laws of any jurisdiction other than (A) the laws of the State of Georgia and (B) federal law, and (ii) may rely, as to matters of fact, to the extent he deems reasonable, upon certificates or statements of the trustees of any Selling Stockholder.

          (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Winston & Strawn, counsel for the Underwriters, as to the matters referred to in clauses (iv), (vi), (viii), and (x) of the foregoing paragraph (d). In giving such opinion and belief, as applicable, with respect to the matters covered by clause (x) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (g) You shall have received a letter on and as of the Closing Date and the Option Closing Date, if any, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Ernst & Young LLP on the date of this Agreement.

          (h) The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          (i) You shall have received on the Closing Date from each Selling Stockholder a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement, specified by Treasury Department regulations in lieu thereof).

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of the foregoing conditions as to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company and the Selling Stockholders if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your reasonable judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets of the United States or elsewhere would, in your reasonable judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation, generally, of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or limitation on prices for securities on any such exchange or National Market, or specifically, of trading on the NASDAQ National Market in the Company's Common Stock, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any of its subsidiaries, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters in the event of a default by an Underwriter and arrangements satisfactory to you and the Company and the Selling Stockholders for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and Company and the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. The cost of preparing, printing and filing any such amendments to the Registration Statement or the Prospectus that may be necessary shall be paid for by the Underwriters. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          11.      Agreements of the Selling Stockholders.

          (a) Each Selling Stockholder agrees to pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by such Selling Stockholder.

          (b) Each Selling Stockholder agrees with you and the Company to take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

          12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Intermet Corporation, Suite 200, 5445 Corporate Drive, Troy, Michigan 48098-2683, Attention: Doretha Christoph, Vice President - Finance, Chief Financial Officer, and Secretary, (b) if to the Selling Stockholders, to George Mathews, President, George Mathews & Associates, Inc., 2859 Paces Ferry Road, Suite 1750, Atlanta, Georgia 30339, and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Stockholders, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or the Selling Stockholders, the officers or directors of the Company or any controlling person of the Company or the Selling Stockholders, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          Notwithstanding anything contained herein to the contrary, the indemnity agreement of the Company in paragraph (a) of Section 8 hereof, the representations and warranties in paragraphs (a) and (b) of Section 6 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus or any amendment or supplement thereto contained in any certificate furnished by the Company pursuant to Section 9 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company or the Selling Stockholders who gave rise to such termination by reason of such failure or refusal each severally agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them, but in no event shall the Company or the Selling Stockholders be liable for the loss of anticipated profits by the Underwriters.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Selling Stockholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the several Underwriters.

                                        Very truly yours,

                                        INTERMET CORPORATION



                                        By
                                           -----------------------------
                                           Title:



                                        [SELLING STOCKHOLDERS]

                                        By
                                          -------------------------------



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
PRUDENTIAL SECURITIES INCORPORATED
INTERSTATE/JOHNSON LANE CORPORATION
Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


   By
     ---------------------------

                                   SCHEDULE I

                                                         Number of Firm Shares
Underwriters                                                to be Purchased
------------                                                ---------------

Donaldson, Lufkin & Jenrette
  Securities Corporation
Prudential Securities Incorporated
Interstate/Johnson Lane Corporation
                                                   Total
                                                         -----------------------
                                                                 3,000,000

                                  SCHEDULE II




                              Selling Stockholders



                                                                                       MAXIMUM NUMBER OF
                                                           NUMBER OF FIRM              ADDITIONAL SHARES
                        NAME                             SHARES BEING SOLD              SUBJECT TO SALE
  George W. Mathews, Jr. ......................              1,850,000                       362,000

  The George W. Mathews Jr.
  Charitable Remainder Trust
  created under Agreement
   dated July 30, 1997 ........................                350,000                           -

  The Jane K. Mathews Charitable
  Remainder Trust created under
   Agreement dated July 30, 1997 ..............                350,000                           -

  George W. Mathews, III ......................                225,000                        44,000

  Kathleen M. Hohlstein .......................                225,000                        44,000
                                                             ---------                       -------

                                                             3,000,000                       450,000



                                     -24-